Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and the Board of Directors of
Citizens Financial Services, Inc.

We have reviewed the accompanying consolidated balance sheet of  Citizens Financial Services, Inc. and subsidiary as of June 30, 2004, and the related consolidated statements of income and comprehensive income for the three-month and six-month periods ended June 30, 2004 and 2003, and the consolidated statement of cash flows for the six-month periods ended June 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2003, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended (not presented herein), and in our report dated January 16, 2004, except for Note 18, as to which the date is February 25, 2004, we expressed an unqualified opinion on those consolidated financial statements.

Wexford, PA
July 14, 2004

S.R. Snodgrass, A.C. * 1000 Stonewood Drive, Suite 200 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345